As filed with the Securities and Exchange Commission on March 24, 1999
                            Registration No. 33-79624

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           GREEN MOUNTAIN COFFEE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                        03-0339228
---------------------------------           ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                    33 Coffee Lane, Waterbury, Vermont 05676
                    (Address of Principal Executive Offices)

                           GREEN MOUNTAIN COFFEE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                            (Full title of the plan)

                                Robert P. Stiller
                           Green Mountain Coffee, Inc.
                                 33 Coffee Lane
                            Waterbury, Vermont 05676
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (802) 244-5621
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                 Mark V. D'Amico
                                Merritt & Merritt
                                 30 Main Street
                                    Suite 330
                            Burlington Vermont 05402


         The Registrant hereby amends its Registration Statement on Form S-8 filed June 1, 1994 (Registration No. 33-79624) to deregister 3,609 shares registered thereunder which were not sold under the Registrant's 1993 employee stock purchase plan. That plan has expired, and the shares for which deregistration is sought will not be available for offer in the future.

         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waterbury, State of Vermont, on March 24,1999.

                                           GREEN MOUNTAIN COFFEE, INC.

                                  By:      /s/ Robert P. Stiller
                                           ---------------------
                                           Robert P. Stiller
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                     Date
---------------------    -------------------------------------    --------------



/s/ Robert P. Stiller    Chairman of the Board of Directors,      March 24, 1999
Robert P. Stiller        President and Chief Executive Officer
                         (Principal Executive Officer)

/s/ Robert D. Britt      Chief Financial Officer, Vice President  March 24, 1999
Robert D. Britt          Treasurer, Secretary and Director
                         (Principal Financial and Accounting Officer)

STEPHEN J. SABOL*        Vice President and Director              March 24, 1999

WILLIAM D. DAVIS*        Director                                 March 24, 1999

JULES A. DEL VECCHIO*    Director                                 March 24, 1999

JONATHAN C. WETTSTEIN    Vice President and Director

HINDA MILLER             Director

DAVID E. MORAN           Director


* By:    /s/ Robert P. Stiller
         ---------------------
         Robert P. Stiller, Attorney-in-fact
         Pursuant to powers of attorney contained in original Registration Statement on Form S-8, filed June 1, 1994 (Registration No. 33-79624).